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                                                                   EXHIBIT 10.19


                             TERMINATION AGREEMENT

        THIS TERMINATION AGREEMENT (this "Agreement") is entered into as of June __, 2002 by and between Big 5 Sporting Goods Corporation, a Delaware corporation formerly known as "Big 5 Holdings Corp." ("Parent"), Big 5 Corp., a Delaware corporation ("Sub" and, together with Parent, the "Companies"), and Leonard Green & Associates, L.P., a Delaware limited partnership ("LGA").

                                 R E C I T A L S

        A. LGA and each of the Companies are parties to that certain Management Services Agreement dated as of November 13, 1997 (the "Management Services Agreement"), under which LGA provides (i) management, consulting and financial planning services to the Companies on an ongoing basis in connection with the operation and growth of the Companies and (ii) financial advisory services to the Companies in connection with major financial transactions that may be undertaken from time to time after the date of the Management Services Agreement.

        B. Concurrently with the consummation of the initial public offering of shares of common stock of Parent (the date of such consummation, the "Effective Date"), LGA and the Companies wish to terminate the Management Services Agreement on the terms set forth herein.

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Termination of Management Services Agreement. Effective on payment to LGA of the termination fee described below in immediately available funds, the Management Services Agreement shall terminate in full and be of no further force or effect and, except as provided in Section 2 below, each party hereto shall have no further liabilities or obligations thereunder. As consideration for LGA's agreement to terminate the Management Services Agreement, on the Effective Date, the Companies will pay LGA a termination fee in cash in the amount of $875,000.

        2. No Further Accruals of Fees or Expenses. The parties hereto acknowledge that no fees or expenses under the Management Services Agreement shall accrue from and after the Effective Date. The Companies will pay to LGA on or before the thirtieth day following the Effective Date all unpaid fees and expenses due to LGA under the Management Services Agreement that accrued prior to the Effective Date.

        3. Miscellaneous.

                3.1 Governing Law. This Agreement and the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the

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laws of the State of California applicable to contracts made and performed entirely in such state, without regard to principles regarding choice of law or conflicts of laws.

                3.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns.

                3.3 Counterparts. This Agreement may be executed in two or more counterparts or by facsimile transmission, each of which shall be an original but all of which taken together shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                       LGA

                                       LEONARD GREEN & ASSOCIATES, L.P.,
                                       a Delaware limited partnership



                                       By:
                                          --------------------------------------
                                          Jonathan D. Sokoloff
                                          General Partner

                                       PARENT

                                       BIG 5 SPORTING GOODS CORPORATION, INC.
                                       (formerly known as Big 5 Holdings Corp.), a Delaware corporation



                                       By:
                                          --------------------------------------
                                           Steven G. Miller
                                           President

                                       SUB

                                       BIG 5 CORP., a Delaware corporation


                                       By:
                                          --------------------------------------
                                           Steven G. Miller
                                           President




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